Exhibit 10.6

                       KINDER MORGAN ENERGY PARTNERS, L.P.
          2003 UNIT APPRECIATION RIGHTS PLAN FOR NON-EMPLOYEE DIRECTORS



     Section 1. Purpose of the Plan. Kinder Morgan Energy Partners, L.P. (the "Partnership"), as a limited partnership, has a general partner rather than a board of directors. Through the operation of its limited partnership agreement and the Delegation of Control Agreement among the Partnership, its general partner, Kinder Morgan Management, LLC (the "Company") and others, the board of directors of the Company (the "Board") functions as the board of the Partnership. The Kinder Morgan Energy Partners, L.P. 2003 Unit Appreciation Rights Plan for Non-Employee Directors (the "Plan") is intended to promote the interests of the Partnership and its unitholders by aligning the compensation of the non-employee members of the Board with unitholders' interests. Because the success of the Company is dependent on its operation and management of the Partnership and its resulting performance, the Plan is also expected to align the compensation of the non-employee members of the Board with the interests of the Company's shareholders.

     Section 2. Administration of the Plan.

          (a) Composition of Committee. The Plan shall be administered by the Compensation Committee (the "Committee") designated by the Board, which shall also designate the Chairman of the Committee. If the Partnership is governed by Rule 16b-3 ("Rule 16b-3") promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the Committee shall be composed of two or more Non-Employee Directors as defined in Rule 16b-3 or the full Board.

          (b) Committee Action. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be effective as if it had been made by a majority vote of its members at a meeting duly called and held. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements or other documents on behalf of the Committee and the Company. Any duly constituted committee of the Board satisfying the qualifications of this Section 2 may be appointed as the Committee.

          (c) Committee Expenses. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Partnership. The Committee may employ attorneys, consultants, accountants or other persons.

          (d) Committee Authority. Subject to the express provisions of the Plan, the Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret the Plan, to prescribe and amend the terms of the Unit Appreciation Rights Agreements (the "UAR Agreements"), which need not be identical, and to make all other determinations deemed necessary or advisable for the


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     administration  of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any UAR Agreement in the manner and to the extent it shall deem necessary to carry it into effect. The determinations of the Committee on the matters referred to in this paragraph shall be conclusive on all parties.

     Section 3. Eligibility. The persons eligible to participate (the "Participant") in the Plan as a recipient of unit appreciation rights ("UARs") shall include only directors of the Company who are not otherwise employees of the Company or any affiliate of the Company ("Eligible Director").

     Section 4. Units Subject to the Plan. The aggregate number of UARs which may be granted to Participants under the Plan shall not exceed 500,000 UARs, subject to adjustment as provided in Section 7 below. Should any UARs theretofore granted to a Participant expire pursuant to Sections 6(d) or 6(e), such UARs may again be granted to a Participant under the Plan.

     Section 5. Grant of UARs. Each Eligible Director serving on the Board on April 1, 2003, the date of adoption of the Plan by the Partnership, shall be granted 7,500 UARs. On each first trading day of the new year thereafter, 10,000 UARs shall automatically be granted to each Eligible Director on such date ("Annual Grant"). If at any time an Eligible Director is elected to fill an unexpired term or vacancy on the Board, such Eligible Director shall be granted on the date of election a number of UARs equal to 10,000 multiplied by a fraction, the numerator of which is the number of whole months remaining in the calendar year in which such Eligible Director is so elected, and the denominator of which is 12.

      The term "Date of Grant" means (i) in the case of UARs granted to an Eligible Director serving on the Board on April 1, 2003, the date of the adoption of the Plan, such date of adoption; (ii) in the case of Annual Grants, the first trading day of the applicable calendar year; and (iii) in the case of UARs granted to an Eligible Director elected to fill an unexpired term or vacancy on the Board, such Eligible Director's date of election.

     Section 6. UAR Agreements. Each UAR granted under the Plan shall be exercisable only for cash and shall be evidenced by a UAR Agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and such other terms and conditions as the Committee may deem appropriate.

          (a) Unit Appreciation Right Period. The Committee shall promptly notify the Participant of the UAR grant, and a UAR Agreement shall promptly be executed and delivered by and on behalf of the Partnership and the Participant, provided that the UAR grant shall expire if a written agreement is not signed by said Participant (or his agent or attorney) and returned to the Partnership within 60 days from date of receipt by the Participant of such agreement. The Date of Grant shall be the date set forth in Section 5 hereof, even though the UAR Agreement may be executed and delivered by the Partnership and the Participant after that date. The period for which the UARs are granted shall be ten years from the date of grant and the UARs shall expire and not be exercisable at the end of such period.

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          (b) Exercise of UARs.  The  Committee may provide in the UAR Agreement that UARs granted the Participant may be exercised at any time in whole or in increments. Notwithstanding anything herein to the contrary, a UAR may not be exercised until the first business day on or after the expiration of six (6) months from the Date of Grant (the "Vesting Date"). If a
     Participant ceases to serve on the Board for any reason prior to the Vesting Date of a UAR, such UAR shall immediately expire on the date of cessation of service and may not be exercised. UARs shall be exercised by the delivery of written notice to the Partnership addressed to the attention of the Vice President of Human Resources and Administration or the General Counsel setting forth the number of UARs being exercised and the date on which such exercise is to be effective ("Exercise Date"). Upon the exercise of UARs by the Participant in accordance with the UAR Agreement, the Partnership shall pay the Participant within thirty (30) days of the Exercise Date an amount of cash (the "Compensation Amount") equal to the excess, if any, of the aggregate UAR Value (as defined below) of the UARs exercised as of the Exercise Date over the aggregate Award Price (as set forth in the UAR Agreement) of the UARs exercised. The Award Price for a UAR shall be the Fair Market Value of a Unit (as defined below) on the Date of Grant of the UAR. The value of one UAR (the "UAR Value") as of the Exercise Date shall be equal to the Fair Market Value (as defined below) of one common unit (the "Units") of the Partnership as of such date. For all purposes under the Plan, the "Fair Market Value" of a Unit on a particular date shall be equal to the closing price of the Units on the New York Stock Exchange on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Units are so reported. If the Units are not traded on the New York Stock Exchange at the time a determination of Fair Market Value is required to be made hereunder, Fair Market Value shall be deemed to be equal to the average between the closing bid and ask price of the Units on the most recent date the Units were publicly traded. In the event the Units are not publicly traded at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

          (c) Termination of Board Membership. If a Participant ceases to serve on the Board for any reason other than death or disability, any UARs which are exercisable on the date of such cessation of service may be exercised during a twelve (12) month period beginning on such date (but in no event after the expiration of ten (10) years from the Date of Grant); provided however, if a Participant's service on the Board is terminated because of the Participant's theft or embezzlement from the Partnership or an affiliate, disclosure of trade secrets of the Partnership or an affiliate or the commission of a willful, felonious act while serving on the Board, then any UARs or unexercised portion thereof granted to said Participant shall expire upon such termination of service.

          (d) Disability or Death of Participant. In the event of the determination of disability or death of a Participant under the Plan while he serves on the Board, the UARs previously granted to him may be exercised (to the extent he would have been entitled to do so at the date of the determination of disability or death) at any time and from time to time, within a twelve (12) month period after such determination of disability or death, by the former Participant, the guardian of his estate, the executor or administrator of his estate or by the person or persons to whom his rights under the UAR Agreement shall

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     pass by will or the laws of descent and  distribution,  but in no event may any UARs be exercised after the expiration of 10 years from the Date of Grant. A Participant shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, he is incapable of performing services for the Company of the kind he was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician.

          (e) Expiration of UARs. Any UARs exercised pursuant to this Plan shall expire automatically as of the Exercise Date. Additionally, UARs shall expire upon the Participant's termination of service on the Board in accordance with paragraphs (c) and (d) above.

     Section 7. Adjustment in Number of UARs. Solely for purposes of the Plan, each UAR has been equated with one Unit as constituted on the date of adoption of the Plan. If the outstanding Units shall at any time be changed or exchanged by declaration of a Unit dividend, Unit split or combination of Units, the number of Units which are subject to this Plan or subject to any UARs theretofore granted, and the Award Prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Units without changing the aggregate Award Price. If the Partnership recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing a "Fundamental Change"), then thereafter upon any exercise of a UAR theretofore granted the Participant shall be treated as holding a UAR with respect to the number and class of shares of stock or other securities to which the Participant would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Participant had been the holder of record of the number of Units as to which such UAR is then exercisable.

     Section 8. Prohibition Against Assignment or Encumbrance. Except as set forth in Section 6(d), Section 11 or this Section 8, no right, title, interest or benefit hereunder shall ever be transferable or liable for or charged with any of the torts or obligations of a Participant or any person claiming under a Participant, or be subject to seizure by any creditor of a Participant or any person claiming under a Participant, and UARs granted under this Plan shall be exercisable, during a Participant's lifetime, only by the Participant. No Participant or any person claiming under a Participant shall have the power to anticipate or dispose of any right, title, interest or benefit hereunder in any manner until the same shall have been actually distributed free and clear of the terms of the Plan. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of or subject to execution, attachment or similar process, any UAR except as allowed herein, such UAR and all rights thereunder shall immediately become null and void. Notwithstanding the foregoing, if a Participant obtains the approval of the Committee after making a request to the Committee in writing, the Participant may transfer or assign a UAR to a family partnership or other estate planning arrangement, or to a charity.

     Section 9. Nature of the Plan. The Plan shall constitute an unfunded, unsecured obligation of the Partnership to make cash payments in accordance with the provisions of the Plan. Neither the establishment of the Plan, the granting and vesting of UARs nor the determination of Compensation Amounts shall be deemed to create a trust. No Participant shall

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have any security or other interest in any assets of the Partnership,  in Units, or otherwise. Nothing contained in the Plan or any UAR Agreement will confer upon any Participant (or any person or entity claiming rights by or through a Participant) any rights of a unitholder of the Partnership.

     Section 10. Board Membership. For all purposes of the Plan, a Participant shall be considered to be in service on the Board as long as he remains a member of the Board. Nothing contained in the Plan or any UAR Agreement shall confer upon any Participant any right to continue to serve on the Board. Any question as to whether and when there has been a termination of a Participant's service on the Board and the cause of such termination shall be determined by the Committee, and its determination shall be final.

     Section 11. Beneficiary Designation. Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the case of the death or disability of the Participant before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.

     Section 12. Amendment and Termination of the Plan. The Board in its sole discretion may terminate the Plan at any time with respect to any UARs which have not theretofore been granted to Participants. The Board shall have the right to alter or amend the Plan or any part thereof from time to time, except that the Board shall not make any alteration or amendment which would impair the rights of a Participant with respect to UARs theretofore granted to that Participant without that Participant's consent.

     Section 13. Effective Date and Expiration of the Plan. This Plan is effective on April 1, 2003. If not sooner terminated under the provisions of
Section 12, the Plan shall terminate as of the earlier of (a) the date on which all UARs theretofore granted to Participants have been surrendered or forfeited, or (b) December 31, 2013.

     Section 14. Tax Withholding. The Partnership shall have the power to withhold, or require a Participant to remit to the Partnership, an amount sufficient to satisfy Federal, state, and local withholding tax requirements on any grant under the Plan.

     Section 15. Requirements of Law. The granting of UARs shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     Section 16. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Texas.


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      IN WITNESS  WHEREOF,  and as  conclusive  evidence of the  adoption of the foregoing, the Partnership has caused this Plan to be duly executed as of this 1st day of April 2003.

                        KINDER MORGAN ENERGY PARTNERS, L.P.

                        By:   Kinder Morgan G.P., Inc.,
                              its general partner

                              By:   Kinder Morgan Management, LLC,
                                    its delegate


                                    By:   /s/ Joseph Listengart
                                          ------------------------------------
                                          Name:  Joseph Listengart
                                                 -----------------------------
                                          Title: Vice President
                                                 -----------------------------








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